Five Oaks Investment Corp. Announces Third Quarter 2015 Monthly Common Stock Dividend Rate of $0.10 Per Share for July, August, and September 2015, and Preferred Stock Dividend

NEW YORK, June 15, 2015 /PRNewswire/ -- Five Oaks Investment Corp. (NYSE: OAKS) today announced that its board of directors has declared monthly cash dividend rates for the third quarter of 2015 of $0.10 per share of common stock for the months of July, August and September.

The Company also announced that its board of directors expects to maintain a minimum monthly dividend of $0.10 per share of common stock for the fourth quarter of 2015; an announcement of fourth quarter dividends will be made on or about September 15th, 2015

Third Quarter 2015 Common Stock Dividends

Month	Dividend	Record Date	Payment Date

July 2015	$0.10	July 15, 2015	July 30, 2015

August 2015	$0.10	August 14, 2015	August 28, 2015

September 2015	$0.10	September 15, 2015	September 29, 2015

In accordance with the terms of the 8.75% Cumulative Redeemable Preferred Stock ("Series A Preferred Stock") of the Company, the board of directors has also declared monthly cash dividend rates for the third quarter of 2015 of $0.1823 per share of Series A Preferred Stock:

Third Quarter 2015 Series A Preferred Stock Dividends

Month	Dividend	Record Date	Payment Date

July 2015	$0.1823	July 15, 2015	July 27, 2015

August 2015	$0.1823	August 14, 2015	August 27, 2015

September 2015	$0.1823	September 15, 2015	September 28, 2015

Five Oaks Investment Corp.

Five Oaks Investment Corp. is a real estate investment trust focused with its subsidiaries on investing on a leveraged basis in mortgage and other real estate-related assets, particularly residential mortgage loans, mortgage servicing rights and mortgage-backed securities, including residential mortgage-backed securities and multi-family mortgage-backed securities. The Company continues to implement a strategy of transitioning to an operating company focused on credit while maintaining a relative value investment approach across the whole residential mortgage market. The Company's objective is to deliver attractive cash flow returns over time to its investors, and to generate income through its mortgage loan acquisition and securitization business.

Five Oaks Investment Corp. is externally managed and advised by Oak Circle Capital Partners LLC.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the U.S. securities laws that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. You can identify forward-looking statements by use of words such as "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. Forward-looking statements are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. Additional information concerning these and other risk factors are contained in the Company's most recent filings with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission's website at www.sec.gov

All subsequent written and oral forward-looking statements that the Company makes, or that are attributable to the Company, are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/ or the Company website www.fiveoaksinvestment.com or by directing requests to: Five Oaks Investment Corp., 540 Madison Avenue, 19th Floor, New York, NY 10022, Attention: Investor Relations.

Logo - http://photos.prnewswire.com/prnh/20130321/NY81726LOGO

CONTACT: Investor Contact: David Oston, Chief Financial Officer, Five Oaks Investment Corp., (212) 257 5073